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[ARMOR HOLDINGS, INC. LOGO OMITTED]                        FOR IMMEDIATE RELEASE
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Company Contact:                                 Company Contact:
Warren B. Kanders                                Robert R. Schiller
Chairman and CEO                                 Chief Operating Officer and CFO
Armor Holdings, Inc.                             Armor Holdings, Inc.
904.741.5400                                     904.741.5400
www.armorholdings.com                            www.armorholdings.com


              ARMOR HOLDINGS, INC. COMPLETES THE SALE OF ARMORGROUP

JACKSONVILLE, FLA., (NOVEMBER 26, 2003) -- ARMOR HOLDINGS, INC. (NYSE: AH), a leading manufacturer of security products and armored vehicles, announced today that it has completed the sale of ArmorGroup, its security service division, for $33,660,000 million in cash to a group of private investors led by Granville Baird Capital Partners of London, England and Management. Armor Holdings received $31,360,000 million in cash at closing and is scheduled to receive another $2,300,000 million by the end of 2004. Armor Holdings also expects to realize a reduction in tax payments of approximately $10,000,000 million on its 2003 tax return as a result of the sale.

"With the sale of our service business behind us, we are now a pure play manufacturer," said Robert R. Schiller, Chief Operating Officer of Armor Holdings. "The pending acquisition of Simula will complete our transformation into a leading provider of life saving equipment to the defense, aerospace and law enforcement markets." The Simula shareholders' meeting to approve the acquisition is currently scheduled for Friday, December 5th.

ABOUT ARMOR HOLDINGS

Armor Holdings, included in FORBES magazine's list of "200 Best Small Companies" in 2002 and 2003, and a member of the S&P Smallcap 600 Index, is a leading manufacturer of security products for law enforcement personnel around the world through its Armor Holdings Products division and is one of the world's largest and most experienced passenger vehicle armoring manufacturers through its Mobile Security division. Armor Holdings Products manufactures and sells a broad range of high quality branded law enforcement equipment. Such products include ballistic resistant vests and tactical armor, less-lethal munitions, safety holsters, batons, anti-riot products and a variety of crime scene related equipment, including narcotic identification kits. Armor Holdings Mobile Security, through its commercial business, armors a variety of vehicles, including limousines, sedans, sport utility vehicles, and money transport vehicles, to protect against varying degrees of ballistic and blast threats. Through its military program, it is the prime contractor to the U.S. Military for the supply of armoring and blast protection for High Mobility Multi-purpose Wheeled Vehicles, commonly known as HMMWVs.

Statements in this press release may be forward-looking. Actual events will be dependent upon factors and risks including, but not limited to, the Company's ability to: realize the payments owed by Granville Baird Capital Partners; manufacture and market its core products; provide a variety of services to its customers on a global basis; respond to new laws and regulations; continue its strategy of growth by acquisition; manage the impact of foreign exchange; and manage general world wide security issues, economic conditions, uncertainties and risks, including those described from time to time in the Company's filings with the Securities and Exchange Commission, including, the Company's Registration Statement on Form S3, its 2002 Form 10K and its most recent Form 10Qs. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

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          1400 MARSH LANDING PARKWAY, SUITE 112 JACKSONVILLE, FL 32250
                       TEL: 904.741.5400 FAX: 904-741-5403